Exhibit 10.5

PENN VIRGINIA CORPORATION AND AFFILIATED COMPANIES

EMPLOYEES’ 401(k) PLAN

(As Amended and Restated Effective January 1, 2009)

-i-

PENN VIRGINIA CORPORATION AND AFFILIATED COMPANIES

EMPLOYEES’ 401(k) PLAN

This is the PENN VIRGINIA CORPORATION AND AFFILIATED COMPANIES EMPLOYEES’ 401(k) PLAN (the “Plan”), amended and restated effective January 1, 2009 except as otherwise provided, covering the eligible employees of Penn Virginia Corporation and such of its affiliated entities as have adopted the Plan for their eligible employees. The rights and obligations under the Plan with respect to an employee who terminated employment before the applicable effective date of this amendment and restatement shall be governed by the terms of the Plan as in effect on the date of his termination of employment.

Effective July 1, 2004, the assets and liabilities of the Penn Virginia Corporation and Affiliated Companies Employees’ Stock Ownership Plan (the “ESOP Component of the Plan”) were transferred to and merged with and into the Plan. Accordingly, the Plan has three components – the 401(k) Component, the 401(m) Component and the ESOP Component. All components are intended to satisfy the requirements of section 401(a) of the Code applicable to qualified plans. The ESOP Component of the Plan, contained in Article XVI, is intended to be an employee stock ownership plan (as defined in section 4975(e)(7) of the Code and section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended). In the event the ESOP Component of the Plan is dissolved, the 401(k) Component and the 401(m) Component shall continue to operate in accordance with the provisions set forth herein.

The amendment and restatement of the Plan is generally effective January 1, 2009. However, any provision of the Plan that is required to have an effective date prior to January 1, 2009 in order to comply with the final regulations under section 415 of the Internal Revenue Code of 1986, as amended (the “Code”) or other legislation shall be effective on the earliest date required by law.

ARTICLE I.

DEFINITIONS.

The following words and phrases as used herein have the following meanings unless a different meaning is plainly required by the context:

1.1. “Account” means a Participant’s account in the Fund, including the following sub-accounts:

1.1.1. “Elective Deferral Contribution Account” to which a Participant’s Elective Deferral Contributions are allocated, together with any income, gains and losses credited thereto;

1.1.2. “ESOP Account” means the Account to which a Participant’s ESOP Shares are allocated.

1.1.3. “Matching Contribution Account” to which Matching Contributions are allocated, including Stock attributable to Sponsor and Participating Employer matching contributions allocable to Participants’ Elective Deferral Contribution Account, together with any income, gains and losses credited thereto;

1.1.4. “Prior Plan Account” means that portion of the Account maintained for a Participant to record the amount credited to the Participant under the Prior Plan and transferred to this Plan on April 7, 2005, together with any income, gains and losses credited thereto. A Participant’s Prior Plan Account shall be 100% vested at all times.

1.1.5. “Qualified Non-elective Contribution Account” to which Qualified Non-elective Contributions, if any, are allocated, together with any income, gains and losses credited thereto;

1.1.6. “Rollover Contribution Account” to which a Participant’s Rollover Contributions are allocated, together with any income, gains and losses credited thereto; and,

1.1.7. “Savings Contribution Account” to which a Participant’s Savings Contributions are allocated, together with any income, gains and losses credited thereto.

1.2. “Account Balance” means, for the purpose of Article XI relating to the provisions that will take effect if the Plan is a Top-Heavy Plan, the sum of:

1.2.1. the balance, as of the Determination Date, standing to the credit of a Participant (or Beneficiary) in his Account, except for amounts maintained in a Rollover Contribution Account attributable to Rollover Contributions made after 1983 that are treated as “unrelated” under section 416 of the Code and the regulations thereunder;

1.2.2. contributions due as of the Determination Date and, in the first Plan Year, the amount of any contributions made after the Determination Date that are allocated as of a date in such first Plan Year; and

1.2.3. the aggregate distributions made with respect to such Participant (or Beneficiary) under the Plan during the one-year period ending on the Determination Date. If a distribution is made in the form of an annuity contract, the amount of such distribution shall be equal to the actuarial value of the contract, determined on the date of distribution. Distributions (including the cash value of life insurance policies) from a Participant’s Account due to death shall be treated as distributions for purposes of this Section 1.2.3. This Section 1.2.3 shall also apply to distributions under a terminated plan that, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death or disability, this Subsection shall be applied by substituting “five-year period” for “one-year” period.

The term “Account Balance” shall not include any amount held or distributed on behalf of any Participant who is a Former Key Employee, or who has not performed services for the Employer at any time during the five-year period ending on the Determination Date. The term “Account Balance” also shall not include amounts attributable to deductible employee contributions as defined in section 72(o)(5)(A) of the Code.

1.3. “Aggregation Group” means:

1.3.1. a Required Aggregation Group; or

1.3.2. a Permissive Aggregation Group.

1.4. “Annual Addition” means the sum credited to the Participant under each Defined Contribution Plan, for any Limitation Year, of:

1.4.1. Employer contributions;

1.4.2. Employee contributions (other than Rollover Contributions); and

1.4.3. forfeitures.

The term “Annual Addition” shall also include the amount allocated to a separate account of the Participant to provide post-retirement medical benefits (a) under a Defined Benefit Plan, as described in section 415(l)(1) of the Code, and (b) with respect to a Participant who is, or was, a Key Employee for any Plan Year, under a welfare benefit fund, as described in section 419A(d)(2) of the Code.

1.5. “Beneficiary” means:

1.5.1. the Participant’s spouse;

1.5.2. the person, persons or trust designated by the Participant, with the consent of the Participant’s spouse if the Participant is married, as direct or contingent beneficiary in a manner prescribed by the Committee; or

1.5.3. if the Participant has no spouse and has failed to make an effective beneficiary designation, the Participant’s estate.

A married Participant may designate a Beneficiary other than his spouse, provided that such spouse consents to such designation in writing in a manner prescribed by the Committee. The spouse’s consent must be witnessed by a notary public and must acknowledge the effect of such beneficiary designation. Such consent shall not be required if the Participant establishes to the satisfaction of the Committee that the consent cannot be obtained because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. A subsequent spouse of a Participant shall not be bound by a consent executed by any previous spouse of the Participant.

1.6. “Board of Directors” means the board of directors of the Sponsor.

1.7. “Break-in-Service” means a 12 consecutive month period, measured from the date an Employee is first credited with an Hour of Service or any anniversary thereof (or his reemployment commencement date or any anniversary thereof), within which he is not credited with more than 500 Hours of Service.

1.8. “Claimant” means a Participant or Beneficiary claiming a benefit under the Plan.

1.9. “Code” means the Internal Revenue Code of 1986, as amended.

1.10. “Committee” means the Committee appointed by the Board of Directors to supervise the administration of the Plan.

1.11. “Company Contribution” means the amount contributed to the Trust by the Participating Employer that is allocated to the ESOP Account.

1.12. “Compensation.”

1.12.1. General Rule. Compensation means, except as otherwise provided in this Section 1.11, all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) for the Plan Year, including overtime pay and bonuses, and amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code, a simplified employee pension described in section 402(h) of the Code, a simple retirement account described in section 402(k) and section 408(p) of the Code, and a qualified transportation fringe benefit program described in section 132(f)(4) of the Code.

Notwithstanding the foregoing, Compensation shall not include: (a) contributions by the Employer to this or any other plan or plans for the benefit of its employees, except as otherwise expressly provided in this Section 1.11, (c) amounts identified by the Employer as expense allowances or reimbursements regardless of whether such amounts are treated as wages under the Code, (c) wages received as the result of the receipt of equity compensation paid to the Employee by the Employer, and (d) severance payments, whether paid as salary continuation or otherwise. Notwithstanding the foregoing, effective January 1, 2008, the following amounts paid by the later of (1) 2 1/2 months after a Participant’s severance from employment with the Employer maintaining the Plan or (2) the end of the Plan Year that includes the Participant’s severance from employment with the Employer maintaining the Plan, shall be included in Compensation:

1.12.1.1. Payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation;

1.12.1.2. Payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; and

1.12.1.3. Payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income.

Effective January 1, 2008, Compensation for purposes of this Section 1.12.1 shall also include those salary continuation payments described under Treas. Reg. §1.415(c)-2(e)(4).

1.12.2. Limitations on Annual Additions. For purposes of Section 4.5 relating to the limitations on Annual Additions to Participant’s Accounts, Section 11.2, relating to the minimum contribution requirement if the Plan should it become a Top-Heavy Plan, and the Sections defining the terms “Highly Compensated Employee” and “Key Employee,” Compensation shall include all amounts that are treated as wages for Federal income tax withholding under section 3401(a) of the Code (determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) and actually paid to the Employee during the Limitation Year plus amounts that would be paid to the Employee during the year but for the Employee’s election under a cash or deferred arrangement described in section 401(k) of the Code, a cafeteria plan described in section 125 of the Code, a simplified employee pension described in section 402(h) of the Code, a simple retirement account described in section 402(k) and section 408(p) of the Code, and a qualified transportation fringe benefit program described in section 132(f)(4) of the Code. For purposes of this Section 1.12.2, Compensation shall exclude severance payments, whether paid as salary continuation or otherwise. Notwithstanding the foregoing, effective January 1, 2008, the following amounts paid by the later of (1) 2 1/2 months after a Participant’s severance from employment with the Employer maintaining the Plan or (2) the end of the Plan Year that includes the Participant’s severance from employment with the Employer maintaining the Plan, shall be included in Compensation:

1.12.2.1. Payments that, absent a severance from employment, would have been paid to the Employee while the Employee continued in employment with the Employer and are regular compensation for services during the Employee’s regular working hours, compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation;

1.12.2.2. Payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if employment had continued; and

1.12.2.3. Payments received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to the Employee at the same time if the Employee had continued in employment with the Employer and only to the extent that the payment is includible in the Employee’s gross income.

Effective January 1, 2008, Compensation for purposes of this Section 1.12.2 shall also include those salary continuation payments described under Treas. Reg. §1.415(c)-2(e)(4).

1.12.3. Maximum Annual Dollar Limit. The annual Compensation of each Employee taken into account in determining allocations for any Plan Year and for purposes of applying the nondiscrimination rules under sections 401(a)(5), 401(k)(3), 401(m)(2) and 410(b)(2) of the Code, shall not exceed $225,000 (as adjusted under section 401(a)(17) of the Code).

1.13. “Elective Deferral Contribution” means a pre-tax contribution made pursuant to Section 3.1.1 for the Plan Year by a Participating Employer at the election of the Participant, in lieu of receipt of current compensation.

1.14. “Defined Benefit Plan” means any employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and is not a Defined Contribution Plan.

1.15. “Defined Contribution Plan” means an employee pension plan maintained by the Employer that is a qualified plan under section 401(a) of the Code and provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account, and any income, expenses, gains, and losses, and any forfeitures from accounts of other participants that may be allocated to such participant’s account.

1.16. “Determination Date” means:

1.16.1. if the Plan is not included in an Aggregation Group, the last day of the preceding Plan Year; or

1.16.2. if the Plan is included in an Aggregation Group, the Determination Date as determined under Section 1.16.1 that falls within the same calendar year as the determination date of each other plan included in such Aggregation Group.

1.17. “Effective Date” of the Plan means May 1, 1964. The effective date of this amendment and restatement is January 1, 2009, except as otherwise specifically stated herein.

1.18. “Employee” means:

1.18.1. an individual who is employed by the Employer;

1.18.2. an individual who is not employed by the Employer but is a Leased Employee; provided that, if the total number of Leased Employees constitutes 20% or less of the Employer’s non-highly compensated work force, within the meaning of section 414(n)(5)(C)(ii) of the Code, the term “Employee” shall not include those Leased Employees covered by a “safe harbor”‘ plan described in section 414(n)(5)(B) of the Code; and

1.18.3. when required under Section 1.29, for purposes of crediting Hours of Service, a former Employee.

1.19. “Employer” means the Sponsor and:

1.19.1. any other employer included with the Sponsor in a controlled group of corporations or trades or businesses within the meaning of section 414(b) or section 414(c) of the Code, or an affiliated service group within the meaning of section 414(m) of the Code; and

1.19.2. any other entity required to be aggregated with the Sponsor pursuant to regulations under section 414(o) of the Code;

provided that any such employer shall be included within the term “Employer” only while a member of such a group including the Sponsor.

1.20. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

1.21. “ESOP Shares” means the shares of Stock allocated to the ESOP Account.

1.22. “Excess Deferrals” means that amount of a Participant’s “elective deferrals,” as defined in section 402(g)(3) of the Code, for his taxable year, including his Elective Deferral Contributions under Section 3.1.1, that exceeds the dollar limitation on “elective deferrals” under section 402(g) of the Code.

1.23. “Five-Percent Owner” means any Employee who owns (or is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the Sponsor or any Participating Employer or stock possessing more than 5% of the total combined voting power of all stock of the Sponsor or any Participating Employer or, if a Participating Employer is not a corporation, any person who owns more than 5% of the capital or profits interest in such a Participating Employer. For purposes of this Section, section 318(a)(2)(C) of the Code shall be applied by substituting “5%” for “50%” each time it appears therein.

1.24. “Former Key Employee” means an Employee or former Employee who is a Non-Key Employee with respect to the Plan for the Plan Year if such individual was a Key Employee with respect to the Plan for any prior Plan Year.

1.25. “401(k) Component” means the portion of the Plan pursuant to which Participants make Elective Deferral Contributions subject to the limitations on Elective Deferral Contributions set forth in section 401(k) of the Code, and catch-up contributions, if any.

1.26. “401(m) Component” means the portion of the Plan pursuant to which Participants were eligible to make Savings Contributions before January 1, 1997 and the Participating Employers make Matching Contributions as described in Sections 3.2.1.1 and 3.2.1.2, subject to the limitations on Matching Contributions and Savings Contributions set forth in section 401(m) of the Code.

1.27. “Fund” means the assets and all income, gains and losses thereon held by the Trustee under the trust agreement for the exclusive benefit of Participants and their Beneficiaries.

1.28. “Highly Compensated Employee” means any Employee who:

1.28.1. was a Five-Percent Owner at any time during the year or preceding year;

1.28.2. received Compensation from the Employer in excess of $80,000 (as adjusted under section 414(q) of the Code); and

1.28.3. was in the “top-paid group” (within the meaning of section 414(q) of the Code) for such preceding year.

1.29. “Hour of Service” means:

1.29.1. each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer;

1.29.2. each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period during which he performs no duties;

1.29.3. each hour during which an Employee is absent on active duty in the military service of the United States under leave of absence granted by the Employer or when required by law, provided he returns to employment with the Employer within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law;

1.29.4. solely for the purpose of determining whether a Break-in-Service has occurred, if an Employee is absent from employment for any period by reason of the:

1.29.4.1. pregnancy of the Employee;

1.29.4.2. birth of a child of the Employee;

1.29.4.3. placement of a child with the Employee in connection with the adoption of such child by the Employee; or

1.29.4.4. provision of care for such child for a period beginning immediately following such birth or placement,

each hour that normally would have been credited to such Employee but for such absence, or if the Plan is unable to determine such hours, eight hours for each day of such absence; provided that an individual shall be credited with no more than 501 Hours of Service on account of any single period of absence described in this Section 1.29.4; and

1.29.5. each hour not described above during which an Employee is absent, on furlough or temporary layoff, with leave of or at the direction of the Employer in accordance with the Employer’s standard personnel practices for any reason other than maternity or paternity leave described above; provided that the Employee returns to employment when the leave expires and further provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single, continuous period of absence.

Hours of Service shall be credited to the Employee for the applicable 12 month period or periods in which the duties are performed, for which the payment is made, or to which the award, agreement or leave pertains, except that in the case of hours credited under Section 1.29.4, relating to maternity or paternity leave, such hours shall be credited in the year in which the absence from work begins if necessary to avoid a Break-in-Service in that year, or in any other case, in the following year. Hours of Service under this Section 1.29 shall be calculated and credited under the provisions of 29 CFR §2530.200b-2 issued by the United States Department of Labor, which regulations are incorporated herein by reference.

1.30. “Independent Appraiser” means any appraiser meeting requirements similar to the requirements of the regulations prescribed under section 170(a)(1) of the Code and any requirements of the regulations prescribed under section 3(18) of ERISA.

1.31. “Investment Fund” means one of the investment funds, including Stock, made available under the Plan, in which the Participant may elect to invest all or a portion of his Account pursuant to Article X.

1.32. “Key Employee” means any Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years), a five percent owner of the Employer, or a one percent owner of the Employer having annual Compensation of more than $150,000.

For purposes of determining ownership in the Employer under this Section, the Employer aggregation rules of section 414(b), 414(c) and 414(m) of the Code shall not apply.

1.33. “Leased Employee” means a person who is not an employee of the Employer, but who provides services to the Employer, where such services are performed pursuant to an agreement between the Employer and any other person or entity, the person performing the services has done so on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the Employer.

1.34. “Limitation Year” means the Plan Year.

1.35. “Matching Contribution” means the contribution to the Plan made by the Sponsor or another Participating Employer for the Plan Year pursuant to Section 3.2.1 and allocated to a Participant’ s Matching Contribution Account.

1.36. “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.

1.37. “Non-Key Employee” means any Participant in the Plan (including a Beneficiary of such Participant) who is not a Key Employee with respect to the Plan for the Plan Year.

1.38. “Normal Retirement Date” means the date Participant reaches age 65.

1.39. “Participant” means an Employee who has met the eligibility requirements of Article II and who has elected to participate in the Plan. An individual who qualifies as a Participant, and elects to participate, shall continue to be a Participant until all benefits due him under the Plan have been paid.

1.40. “Participating Employer” means the Sponsor and:

1.40.1. any corporation that, with the Sponsor, is a member of an affiliated group of corporations for purposes of section 1504 of the Code and that has been authorized by the Board of Directors, and its own board of directors, to participate in the Plan; and

1.40.2. any partnership in which the Sponsor or another Participating Employer is a partner, and that has been authorized by the Board of Directors to participate in the Plan. The names of the Participating Employers participating in the Plan are set forth in Appendix A.

1.41. “Permissive Aggregation Group” means:

1.41.1. each Defined Benefit Plan or Defined Contribution Plan of the Employer included in a Required Aggregation Group; and

1.41.2. any other Defined Benefit Plan or Defined Contribution Plan of the Employer if the group of plans consisting of such plan and the plan or plans included in the Required Aggregation Group, when considered as a single plan, meets the requirements of sections 401(a)(4) and 410 of the Code.

1.42. “Plan” means the Penn Virginia Corporation and Affiliated Companies Employees’ 401(k) Plan, as set forth in this document and in the related trust agreement pursuant to which the Trust is maintained.

1.43. “Plan Year” means the 12-month period ending each December 31.

1.44. “Prior Plan” means the Cantera Profit Sharing/401(k) Savings Plan as in effect March 3, 2005

1.45. “Qualified Domestic Relations Order” or “QDRO” means a domestic relations order that meets the requirements of section 414(p) of the Code.

1.46. “Qualified Election Period” means the six-Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

1.47. “Qualified Military Service” means any service in the “uniformed services” (as defined in Chapter 43 of Title 38 of the United States Code) by any Employee if such Employee is entitled to reemployment rights under such Chapter with respect to such service.

1.48. “Qualified Nonelective Contribution” means any contribution (other than a Matching Contribution or a Profit Sharing Contribution) made to the Plan by a Participating Employer and allocated to a Participant’s Qualified Nonelective Contribution Account that:

1.48.1. the Participant may not elect to receive in cash until distributed from the Plan;

1.48.2. is 100% vested and nonforfeitable when made; and

1.48.3. is subject to the distribution restrictions of section 401(k)(2) of the Code.

1.49. “Qualified Participant” means any Participant who has reached age 55 and who has been credited with at least 10 Years of Participation under the Plan.

1.50. “Required Aggregation Group” means:

1.50.1. each Defined Benefit Plan or Defined Contribution Plan of the Employer in which a Key Employee participated (regardless of whether such plan has been terminated) during the five Plan Years ending on the Determination Date; and

1.50.2. each other Defined Benefit Plan or Defined Contribution Plan of the Employer that enables any plan described in the preceding subsection to meet the requirements of section 401(a)(4) or section 410 of the Code, including any such plan terminated within the five-year period ending on the Determination Date.

1.51. “Required Beginning Date” means April 1 of the calendar year following the later of:

1.51.1. the calendar year in which the Participant reaches age 70 1/2, or

1.51.2. the calendar year in which the Participant retires; provided, that this Section 1.51.2 shall not apply in the case of a Participant who is a Five-Percent Owner with respect to the Plan Year ending in the calendar year in which the Participant reaches age 70 1/ 2.

1.52. “Retirement Plan” means the Penn Virginia and Affiliated Companies Employees’ Retirement Plan, terminated effective December 31, 2000.

1.53. “Retirement Plan Transfer Account” means the separate account maintained under the Trust that has been established solely by funds transferred from the trust maintained under the Retirement Plan to this Plan, as a “qualified replacement plan” under section 4980(d)(2) of the Code. The initial balance of the Retirement Plan Transfer Account shall be equal to 25% of the “employer reversion,” described by section 4980(c)(2) of the Code, from the Retirement Plan. The Retirement Plan Transfer Account shall be invested in the Plan’s default Investment Fund as of the date of transfer.

1.54. “Rollover Contributions” means a Participant’s rollover contribution or trustee-to-trustee transfer made to his Rollover Contribution Account.

1.55. “Savings Contribution” means a Participant’s voluntary, after-tax contributions made to his Savings Contribution Account.

1.56. “Sponsor” means Penn Virginia Corporation.

1.57. “Stock” means voting common stock of the Sponsor of the same class and having the same voting and dividend rights as that common stock of the Sponsor that from time to time is listed for public trading on the over-the-counter market, or, if applicable, a national securities exchange, and that is described in section 4975(e)(8) of the Code or in Treas. Reg. §54.4975-12.

1.58. “Super Top-Heavy Plan” means the Plan if it would be a Top-Heavy Plan if “90%” were substituted for “60%” each time it appears in Section 1.59 and Section 1.60.

1.59. “Top-Heavy Group” means an Aggregation Group in which, as of the Determination Date, the sum of:

1.59.1. the aggregate of the Account Balances of Key Employees under all Defined Contribution Plans included in the Aggregation Group, and

1.59.2. the aggregate present value of cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in the Aggregation Group, exceeds 60% of a similar sum determined for all Employees included in the Aggregation Group.

1.60. “Top-Heavy Plan” means the Plan, if as of the Determination Date:

1.60.1. the aggregate of the Account Balances of Key Employees exceeds 60% of the aggregate of the Account Balances of all Employees; or

1.60.2. the Plan is part of a Required Aggregation Group that is a Top-Heavy Group.

Notwithstanding the preceding sentence, the Plan shall not be considered a Top-Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or a Permissive Aggregation Group that is not a Top-Heavy Group.

1.61. “Trust” means the legal entity created by the trust agreement between the Sponsor and the Trustee, fixing the rights and liabilities with respect to controlling and managing the Fund for purposes of the Plan.

1.62. “Trustee” means the trustee or trustees designated by the Board of Directors and named in the trust agreement and any amendments thereto.

1.63. “Valuation Date” means the close of each day the New York Stock Exchange is open for business.

1.64. “Year of Participation” means the sum of (a) all plan years during the period beginning January 1, 1985 and ending June 30, 2004 in which a participant in the Penn Virginia Corporation and Affiliated Companies Employees’ Stock Ownership Plan was credited with at least 1,000 hours of service and (b) any Plan Year beginning on or after January 1, 2004 in which a Participant in the Plan is credited with at least 1,000 Hours of Service and has an ESOP Account prior to distribution. Notwithstanding the foregoing, a Participant shall be credited with not more than one Year of Participation for the 2004 Plan Year.

1.65. “Year of Service” means a 12 consecutive month period beginning on the date an Employee performs his first Hour of Service (or his reemployment commencement date following a Break-in-Service) and each anniversary thereof during which such Employee is credited with at least 1,000 Hours of Service with the Employer. In addition, a Year of Service for a Participant who was eligible to participate in the Prior Plan on March 3, 2005, includes all “years of service” earned by such Participant under the terms of the Prior Plan.

ARTICLE II.

PARTICIPATION.

2.1. Eligibility for and Election to Make Elective Deferral Contributions. Except as provided in Section 2.4, an Employee shall be eligible to make Elective Deferral Contributions to the Plan as of the first day of any payroll period. An Employee who is eligible to participate in the Plan may elect to make Elective Deferral Contributions to the Plan and shall become a Participant in the Plan by making an election to participate in the form designated by the Committee or its delegate. His election shall authorize the Sponsor or the appropriate Participating Employer to withhold the percentage of his Compensation to be paid into his Elective Deferral Contribution Account and provide such additional information as the Committee may reasonably require. Such election shall be effective as soon as administratively practicable.

2.2. Eligibility Requirements for Matching Contribution. Effective January 1, 2009, a Participant shall be eligible to receive a Matching Contribution as of the first day of any payroll period; provided that such Participant is then making Elective Deferral Contributions to the Plan.

2.3. Ineligible Employees. Each of the following Employees shall be ineligible to participate in the Plan:

2.3.1. an Employee who is employed by an Employer that is not the Sponsor or another Participating Employer;

2.3.2. an Employee who is a member of a unit of employees as to which there is evidence that retirement benefits were the subject of good faith collective bargaining, unless a collective bargaining agreement covering those employees provides for their participation in the Plan;

2.3.3. a Leased Employee;

2.3.4. an Employee who is a non-resident alien and who has no income from sources within the United States; and

2.3.5. an individual who has been classified by the Employer as an independent contractor, notwithstanding a contrary determination by any court or governmental agency.

2.4. Participation Following Termination of Employment. An Employee who terminates his employment shall be eligible to participate as of the next payroll period that follows his reemployment as an eligible Employee; provided that (a) with regard to Elective Deferral Contributions, such Employee has made an election to participate, as provided under Section 2.1, and (b) with regard to Matching Contributions, such Participant is then making Elective Deferral Contributions to the Plan. Prior to January 1, 2009, a rehired Employee who had not previously met the conditions for eligibility for a Matching Contribution under Section 2.2 may become eligible to receive a Matching Contribution upon meeting such conditions and upon application for participation in accordance with Section 2.1.

2.5. Time of Participation—Excluded Employees. An Employee otherwise eligible to participate in the Plan, but excluded under Section 2.3, shall be eligible to become a Participant beginning on the next payroll period that follows the date upon which the applicable provision of Section 2.3 ceases to apply, provided he is then an eligible Employee. A Participant who becomes subject to any provision of Section 2.3 shall cease to be eligible to make or receive contributions under the Plan as of the last day of the payroll period during which any such provision becomes applicable.

2.6. Eligibility for ESOP Component. Eligibility requirements for the ESOP Component are set forth in Article XVI.

ARTICLE III.

CONTRIBUTIONS.

3.1. Participant Contributions. A Participant may make Elective Deferral Contributions and Rollover Contributions to the Plan.

3.1.1. Elective Deferral Contributions. Subject to the limits of Sections 3.1 and 3.3, each Participant may elect to have his pre-tax Compensation reduced through payroll deduction by an amount that is not less than 1% and does not exceed 50% of such Compensation, which amount shall be allocated to his Elective Deferral Contribution Account. A Participant electing a hardship withdrawal shall be prohibited from making Elective Deferral Contributions and catch-up contributions for six months after the receipt of the hardship withdrawal.

3.1.1.1. Election to Change Rate of Elective Deferral Contributions. The percentage designated by a Participant as a rate of contribution under Section 3.1.1 shall automatically apply to increases and decreases in his rate of Compensation. Except as provided in Section 3.1.1.2, a Participant may elect to change the rate of his Elective Deferral Contributions to any other permissible rate in the manner permitted by the Plan Administrator, in its discretion. Any such election shall be effective as soon as practicable following receipt by the Committee or its delegate of written or electronic notice to change his Elective Deferral Contribution rate.

3.1.1.2. Suspension and Resumption of Elective Deferral Contributions. A Participant may suspend his Elective Deferral Contributions at any time. Any such election shall be effective as soon as practicable following receipt by the Committee or its delegate of written or electronic notice of such suspension. Such Participant may not resume Elective Deferral Contributions until the first day of the payroll period coincident with or immediately following the next payroll period. Such Participant may elect to resume Elective Deferral Contributions by filing written or electronic notice with the Committee or its delegate. Any such election shall be effective as soon as practicable following receipt by the Committee or its delegate of such written or electronic notice. Such notice shall indicate a rate of Elective Deferral Contributions in accordance with Section 3.1.1.

3.1.2. Rollover Contributions. With the approval of the Committee, an Employee, excluding any Employee who is ineligible under Section 2.3, may establish a Rollover Contribution Account, which shall consist of amounts:

3.1.2.1. distributed to the Employee from either an employee pension plan that is qualified under section 401(a) of the Code, or an individual retirement arrangement described in section 408(d)(3)(A)(ii) of the Code, that is rolled over into the Plan pursuant to section 402(c) or section 408(d)(3)(A)(ii) of the Code, whichever is applicable; or

3.1.2.2. transferred (in accordance with section 401(a)(31) of the Code and with the approval of the Committee) directly from the trustee or custodian of another qualified employee pension plan that is qualified under section 401(a) of the Code to the Trustee in the form acceptable to the Trustee; provided that such transferred amounts are not subject to the annuity provisions of sections 401(a)(11) and 417 of the Code and that the transfer does not eliminate a protected benefit under section 411(d)(6) of the Code.

3.1.2.3. In no event shall the Plan accept a rollover contribution from a Roth elective deferral account under an applicable retirement plan described in section 402A(e)(1) of the Code or a Roth IRA described in section 408A of the Code.

3.1.3. Savings Contributions. Before January 1, 1997, Participants could elect to have Savings Contributions made to the Plan on an after-tax basis. Savings Contributions cannot be made to the Plan on or after that date.

3.2. Participating Employer Contributions.

3.2.1. Matching Contributions. For each Plan Year, each Participating Employer shall contribute on behalf of each Participant employed by it (and who, prior to October 1, 2008, has rendered one Year of Service) an amount equal to 100% of such Participant’s Elective Deferral Contributions made under Section 3.1.1 for the year, provided that the Participating

Employer Matching Contribution shall not exceed an amount equal to 6% of each such Participant’s Compensation for the year. As of the last day of the Plan Year, if a Participant who has made Elective Deferral Contributions for such Plan Year has not been credited with an annual Participating Employer Matching Contribution equal to 100% of such Participant’s total Elective Deferral Contributions for such Plan Year to the extent such Elective Deferral Contributions do not exceed 6% of such Participant’s total Compensation for the Plan Year, then the applicable Participating Employer shall make an additional Participating Employer Matching Contribution to such Participant’s Participating Employer Matching Contribution Account with respect to such Plan Year, as soon as administratively practicable but in no event later than the time permitted by the Code with any applicable extensions.

3.3. Maximum Deferral. Notwithstanding any other provision of the Plan to the contrary the Plan (and any other plan maintained by the Employer) shall not accept Elective Deferral Contributions under Section 3.1.1 for any taxable year of a Participant in excess of $10,500, as adjusted under section 402(g) of the Code. For the taxable year following the taxable year in which a Participant receives a hardship withdrawal, the amount determined under the preceding sentence shall be reduced by the amount of such Participant’s Elective Deferral Contributions for the taxable year during which the hardship withdrawal occurs.

3.3.1. Distribution of Excess Elective Deferrals. If a Participant has Excess Deferrals for a taxable year of that Participant, the Participant may, by March 1 of the following taxable year, notify the Committee that the Participant elects to withdraw all or any portion of such Excess Deferrals, plus any income and minus any loss allocable thereto, as determined under Section 3.3.2, from the Plan, even though the amounts contributed to this Plan as Elective Deferral Contributions for that Participant did not, in themselves, result in an Excess Elective Deferral. If the Participant makes such an election, the amount determined in accordance with the preceding sentence shall be distributed to the Participant no later than the April 15 following the date of such election, notwithstanding any other provision of this Plan.

3.3.2. Determination of Income, Gain or Loss. Any distribution of Excess Deferrals necessary pursuant to Section 3.3.1 shall include a distribution of the income, if any, allocable to such contributions. Such income shall be equal to the sum of (a) the allocable gain or loss for the Plan Year (determined by multiplying the investment income or loss of such Participant’s Elective Deferral Contributions for the Plan Year by a fraction, the numerator of which is the amount of the Participant’s Excess Deferrals and the denominator of which is the amount credited to the Participant’s Elective Deferral Contribution Account as of the beginning of the Plan Year increased by the Elective Deferral Contributions allocable to the Elective Deferral Contribution Account for such Plan Year), plus (b) if the Participant’s Excess Deferrals would be credited with income or loss during the period beginning on the first day of the following Plan Year and ending on the date such amounts are distributed (or a date that is no more than seven days prior to such distribution date) if the Participant’s entire account were distributed on such date, ten percent (10%) of the amount determined under clause (a) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution (or a date that is no more than seven days prior to such distribution date), counting the month of distribution if distribution occurs after the fifteenth day of the month.

3.4. Code Section 401(k) Nondiscrimination Requirements. The Plan satisfies the actual deferral percentage test required under section 401(k)(3) of the Code through the use of safe harbor matching contributions as permitted under section 401(k)(12) of the Code and in accordance with Treasury Regulation section 1.401(k)-3.

3.5. Code Section 401(m) Nondiscrimination Requirements. The Plan satisfies the actual deferral percentage test required under section 401(m)(2) of the Code through the use of safe harbor matching contributions as permitted under section 401(m)(11) of the Code and in accordance with Treasury Regulation section 1.401(m)-3.

3.6. Plan Aggregation; Special Rule.

3.6.1. The actual deferral percentage and the actual contribution percentage for an eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions or Matching Contributions allocated to his accounts under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer, shall be determined as if all such Elective Deferral Contributions and Matching Contributions were made under a single arrangement.

3.6.2. For purposes of satisfying the limitation on Elective Deferral Contributions and the limitation on Matching Contributions, in the event that this Plan satisfies the requirements of sections 410(b) or 401(a)(4) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of sections 410(b) or 401(a)(4) of the Code only if aggregated with this Plan, then actual deferral percentages and actual contribution percentages of eligible Employees shall be determined as if all such plans were a single plan.

3.6.3. The determination and treatment of the actual deferral percentage and the actual contribution percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

3.7. Recovery of Participating Employer Contributions. Any Participating Employer may recover contributions made under the Plan as follows:

3.7.1. If a contribution is made by a Participating Employer under a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact may be recovered by the Participating Employer within one year after payment of the contribution.

3.7.2. Participating Employer contributions are conditioned upon their deductibility under section 404 of the Code; therefore, the contribution attributable to any Plan Year as to which deductibility is disallowed may be recovered, to the extent of the amount of the disallowance, within one year after the disallowance.

Income and gains attributable to the excess contribution in the case of a mistake of fact or a disallowed deduction may not be recovered by the Participating Employer. Losses attributable to such contribution shall reduce the amount any Participating Employer may recover.

ARTICLE IV.

CREDITS TO ACCOUNTS.

4.1. Maintenance of Accounts. To the extent required by the terms of the Plan, the Committee shall maintain or cause to be maintained for each Participant an Elective Deferral Contribution Account, a Matching Contribution Account, a Savings Contribution Account, a Qualified Non-elective Contribution Account, a Rollover Contribution Account, an ESOP Account, and a Prior Plan Account. The records of each such Account shall separately reflect:

4.1.1. the number of shares of Investment Funds allocated to each such Account,

4.1.2. the Trustee’s tax cost basis, as that basis would be computed for Federal income tax purposes, in each share of Stock held as part of each such Account, to the extent to which such Stock is attributable to contributions made under Sections 3.1 and 3.2, and

4.1.3. the amount of any withdrawals from each such Account.

4.2. Payment of Contributions.

4.2.1. Participant Contributions. Elective Deferral Contributions shall be paid over by the Participating Employer to the Trustee as of the earliest date on which such Elective Deferral Contributions can reasonably be segregated from the Participating Employer’s general assets, but in no event later than the 15th business day of the month following the month in which such amounts would otherwise have been payable to the Participant in cash. Elective Deferral Contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.2. Participating Employer Matching Contributions. Matching Contributions shall be paid to the Trustee at the same time that Elective Deferral Contributions to which they relate are paid. Such Matching Contributions shall be allocated to Participants’ Accounts no later than the time required by the Code.

4.2.3. Payment for Tax Purposes. In any event, all contributions hereunder shall be made within the time prescribed by the Code as the time within which contributions must be made in order to constitute an allowable Federal income tax deduction for the Participating Employer’s taxable year for which the contributions are made.

4.3. Allocations to Participants’ Accounts. As of each Valuation Date, the Trustee shall credit the Accounts of each Participant as follows:

4.3.1. Cash dividends, Stock purchased with cash dividends, Stock representing stock dividends and additional Stock received upon stock splits shall be allocated among the

Elective Deferral Contribution, Matching Contribution, Qualified Non-elective Contribution and Rollover Contribution, and Savings Contribution Accounts of Participants in the same proportion as the number of shares of Stock in each Participant’s applicable Accounts on the immediately preceding Valuation Date. If any property other than cash or Stock is distributed with respect to Stock held in Participants’ Accounts, that property shall be sold by the Trustee. The proceeds of such sale shall then be considered a cash distribution, with the same record date as the date of receipt by the Trustee.

4.3.2. As of each Valuation Date, any increase or decrease in the number of shares of an Investment Fund other than Stock since the preceding Valuation Date shall be computed by the Trustee and credited to or deducted from the Accounts of all Participants who have designated an investment in that Investment Fund. Each such Account’s share of any increase or decrease shall be that portion that bears the same ratio to the total as the portion of:

4.3.2.1. the Participant’s Account invested in that Investment Fund as of the preceding Valuation Date bears to

4.3.2.2. the total of all Participants’ Accounts invested in the Investment Fund as of the preceding Valuation Date.

4.3.3. For the purpose of determining such increase or decrease, the balance at the preceding Valuation Date shall be reduced by amounts since properly paid from the Fund, and, in any case where a distribution falls due on a Valuation Date it shall not be regarded as due until the next day. The Committee shall provide for the establishment of accounting procedures for the purpose of making the allocations, valuations and adjustments to Participants’ Accounts provided for in this Article. From time to time, such procedures may be modified for the purpose of achieving equitable and nondiscriminatory allocations among the Participants’ Accounts in accordance with the provisions of this Article. The fair market value of investments held in the Fund shall be conclusively determined by the Trustee in accordance with any reasonable method permitted under regulations issued by the Secretary of the Treasury and such reasonable and uniform rules as the Trustee may adopt.

4.3.4. After the allocations prescribed in Sections 4.3.1 and 4.3.2 have been made, shares of the Investment Funds purchased with Elective Deferral Contributions, Savings Contributions, Qualified Non-elective Contributions, Rollover Contributions or Matching Contributions shall be allocated among the Accounts of Participants in the ratio that the dollar amount of each Participant’s designated allocation of Investment Funds bears to the total purchases of each such Investment Fund by the Trustee.

4.3.5. The value of Stock purchased by exercise of rights represented by the Stock and the value of such Stock represented by the cash purchase price shall both be allocated in accordance with Section 4.3.1.

4.3.6. As soon as practicable following each calendar quarter of a Plan Year, the Trustee shall send or cause to be sent to each Participant a statement showing the number of shares of the Investment Funds held in the Participant’s Account, the market value of each share of the applicable Investment Fund, the amount of cash held in each of his Accounts, as of such Valuation Date, and the amount of earnings, dividends, withdrawals, loans, loan repayments and transfers from each such Account.

4.3.7. Dividends paid on shares of Stock in Participants’ ESOP Accounts shall be allocated pursuant to Section 16.4.

4.4. Purchase of Shares of Investment Funds.

4.4.1. So much of the cash contributed under Section 3.1 or Section 3.2 as is designated for the purchase of Stock shall be applied by the Trustee to the purchase of Stock if administratively practicable on the 15th day of each month (or next following day that Stock is traded if Stock is not traded on the 15th day of the month) and the last day of each month (or next following day that Stock is traded if not traded on the last day of the month) (each a “Stock Purchase Date”). If a Participant designates investment in Stock after the time it is administratively practicable to make a purchase on the Stock Purchase Date immediately following such designation, Stock shall be purchased with respect to such election on the next following Stock Purchase Date; provided that he has not changed such designation to invest otherwise. During the period between designation of Stock as an investment and the purchase of the Stock, the applicable portion of a Participant’s Account shall be invested in the Black-Rock U.S. Treasury Money Market Fund (or similar interest-bearing account).

4.4.2. Stock may be purchased on the open market, from the Sponsor or in a private transaction from a shareholder who is neither a “disqualified person” within the meaning of section 4975 of the Code nor a “party in interest” within the meaning of section 3(14) of ERISA. Unless otherwise instructed by the Board of Directors, the Trustee shall purchase all such Stock on the open market.

4.4.3. If Stock is purchased from the Sponsor, the price shall be the average of the closing bid and asked prices of the Stock on the date of purchase, and no commission shall be paid. If the Stock should be listed on a national securities exchange, the purchase price of such Stock shall be the mean between the high and low trading prices for the Stock on that exchange on the purchase date. If there are no such quotations or if the Committee determines that such quotations do not accurately reflect the fair market value, the price shall be the fair market value of the Stock as determined by an independent appraisal.

4.4.4. So much of the cash contributed under Section 3.1 as is designated for purchase of Investment Funds other than Stock shall be applied by the Trustee to the purchase of Investment Funds other than Stock as soon as practicable following the close of each business day.

4.4.5. Any cash remaining after completion of each purchase shall be held by the Trustee for future purchases. Purchases shall be made in the name of the Trustee for the account of the Plan. Certificates for shares shall be issued in the Trustee’s name or in the name of the Trustee’s nominee, and shall be delivered to and held by the Trustee, the Trustee’s nominee or the custodian for any shares of Investment Funds other than Stock.

4.5. Limitations on Annual Additions to Participants’ Accounts Under Code Section 415 – For Limitation Years Beginning Before July 1, 2007.

4.5.1. Primary Limit. Except to the extent permitted under section 414(v) of the Code, if applicable, the maximum Annual Addition that may be contributed or allocated to any Participant’s Account under the Plan for any Limitation Year shall be the lesser of:

4.5.1.1. $45,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

4.5.1.2. 100% of the Participant’s Compensation for such Limitation Year.

The Compensation referred to in Section 4.5.1.2 shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition.

4.5.2. Elimination of Excess Annual Additions. If the limitations described in Section 4.5.1 would be exceeded for any Participant, such Participant’s excess Annual Addition shall be placed in an unallocated suspense account and used to reduce Participating Employer contributions for all Participants in the next Limitation Year and each succeeding Limitation Year, if necessary. If in accordance with this Section 4.5.2, a suspense account is in existence during any Limitation Year, such account shall share in the income, gains and losses of the Fund.

4.6. Limitations on Annual Additions to Participants’ Accounts Under Code Section 415 – For Limitation Years Beginning On and After July 1, 2007. Effective for Limitation Years beginning on and after July 1, 2007, the Plan hereby incorporates by reference Code section 415 and the regulations promulgated thereunder.

4.6.1. If, in accordance with this Section 4.6, a suspense account is in existence during any Limitation Year, such account shall share in the income, gains and losses of the Fund.

4.6.2. The combined limits on contributions and benefits described in Section 4.5.2 shall be met in accordance with Appendix B after the requirements of Section 4.6 have been met.

ARTICLE V.

VESTING.

5.1. Full Vesting At All Times. A Participant shall at all times have a 100% vested interest in the amounts standing to the credit of his Account.

ARTICLE VI.

ENTITLEMENT TO BENEFITS.

6.1. Termination of Employment. Upon termination of a Participant’s employment for any reason other than death, he shall be entitled to payment based on the number of shares of Investment Funds, and any additional cash credited to his Account, determined as of the Valuation Date coinciding with or next following such termination.

6.2. Deferred Distribution. If a Participant elects to defer distribution of his Account under Section 7.1.3, the amount to which he is entitled shall be based upon the number of shares of Investment Funds, and any additional cash credited to his Account, determined as of the Valuation Date coinciding with or next following the distribution date elected.

6.3. Death.

6.3.1. Death While Employed. The Beneficiary of a Participant whose employment is terminated by reason of his death shall be entitled to the entire amount in the Participant’s Account, determined as of the Valuation Date coinciding with or next following the date of his death.

6.3.2. Death After Termination of Employment and Prior to Payment of Any Benefits. If a Participant who is entitled to benefits under Section 6.1 dies before receiving the benefit described in such Section, his Beneficiary shall be paid the amount to which the Participant would have been entitled had he lived.

6.3.3. Death After Installment Payments Have Begun. If a Participant who is entitled to a benefit under Section 6.1 dies after receiving one or more installment payments, his Beneficiary shall receive the amount payable under Section 7.3.2.4.

6.4. Amount of Distribution. The amount of the distribution under this Article VI shall be equal to the net proceeds of liquidation of the shares of Investment Funds and any shares of Stock received in kind.

ARTICLE VII.

PAYMENT AND FORM OF BENEFITS.

7.1. Benefit Commencement Date.

7.1.1. General Rule. Subject to Sections 7.1.2, 7.1.3, and 7.1.4, any benefit due a Participant under Article VI shall be paid as soon as administratively feasible after the Valuation Date coinciding with or next following the date upon which the Participant becomes entitled to such benefit, unless transferred pursuant to an election under Section 7.11.

7.1.2. Cash-Outs. If the value of the Participant’s Account (excluding his Rollover Contribution Account, if any) is $5,000 or less as of the date of any distribution, his benefit shall be distributed without his consent as soon as administratively feasible as follows:

7.1.2.1. If the value of a Participant’s Account (including his Rollover Contribution Account) is $1,000 or less and the Participant does not make an affirmative election to have such distribution paid directly to an “eligible retirement plan” in accordance with Section 7.11.1 of the Plan, the Account shall be paid directly to the Participant in a lump sum.

7.1.2.2. If the value of a Participant’s Account is more than $1,000 (including his Rollover Contribution Account) and does not exceed $5,000 (excluding his Rollover Contribution Account) and the Participant does not affirmatively elect to have such distribution paid directly to him, or to an “eligible retirement plan”‘ in accordance with Section 7.11.1 of the Plan, his benefit shall be paid directly to an individual retirement account or annuity under section 408 of the Code (an “IRA”) established for the Participant pursuant to a written agreement between the Committee and the provider of the IRA that meets the requirements of section 401(a)(31) of the Code and the regulations thereunder. The Committee shall establish and maintain procedures to inform each Participant to whom this section applies of the nature and operation of the IRA and the Participant’s investments therein, the fees and expenses associated with the operation of the IRA, and the terms of the written agreement establishing such IRA on behalf of the Participant.

7.1.2.3. Subject to Section 7.1.3, if the value of the Participant’s Account (excluding his Rollover Contribution Account) is more than $5,000 as of the date of any distribution, payment to such Participant shall not be made unless the Participant consents in writing to the distribution. Consent to such distribution shall not be valid unless the Participant is informed of his right to defer receipt of the distribution.

7.1.2.4. Notwithstanding any provision of this Plan to the contrary, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not been made, and if the Participant’s vested Account, determined at the time of the first distribution under that optional form of benefit, exceeded the cash-out limit in effect under section 411(a)(11) of the Code, then such Participant’s Account is deemed to continue to exceed the cash-out limit.

7.1.3. Benefit Deferral by Election. A Participant entitled to a benefit of more than $5,000 may elect to defer payment of that benefit until his Required Beginning Date, or, if earlier, such time as the Participant requests payment in writing.

7.1.4. Required Beginning Date. Notwithstanding Sections 7.1.1, 7.1.2, 7.1.3 and 7.1.5, distribution shall be made or shall begin not later than a Participant’s Required Beginning Date.

7.1.5. Default Provision. If a Participant fails to request payment, payment shall be made by the Participant’s Required Beginning Date.

7.2. Earliest Distribution Date. No distribution of the portion of a Participant’s Account that is attributable to his Elective Deferral Contributions or Qualified Nonelective Contributions shall be made earlier than:

7.2.1. the Participant’s death or other severance from employment;

7.2.2. the Participant’s reaching age 59 1/2;

7.2.3. in the case of Elective Deferral Contributions (and income allocable thereto credited to a Participant’s Account as of December 31, 1988), the Participant’s incurring an expense that qualifies for a hardship withdrawal under Article VIII; or

7.2.4. the occurrence of an event described in section 401(k)(10) of the Code.

7.2.5. in the case of a “qualified reservist distribution” (as defined in section 72(t)(2)(G)(iii) of the Code and Section 8.7 of the Plan), the date on which the individual is ordered or called to active duty in excess of 179 days.

7.3. Form of Benefit. The form of benefit payable under the Plan shall be a lump sum distribution. Subject to Section 7.4, distributions from a Participant’s Account shall be made entirely in cash or partly in cash and partly in Stock, as elected by the Participant pursuant to a procedure established by the Committee. If a Participant elects to receive distribution of amounts attributable to Stock in cash, the Trustee may (a) purchase for the Plan the shares of Stock at their fair market value on the date they are to be delivered, (b) sell such shares on the market, or (c) purchase a portion of such shares for the Plan and sell the remainder on the market. Distribution of Investment Funds other than Stock shall always be in cash and shall be equal to the net proceeds of liquidation of such shares.

7.4. Fractional Shares of Stock. Before any distribution is made of a Participant’s Account pursuant to this Article VII, any fractional share of Stock allocated to such Account shall be converted to cash, on the basis of its pro rata share of the price of a whole share of Stock on the Valuation Date determined pursuant to Article VI.

7.5. Stock Restrictions. Any shares of Stock distributed pursuant to the terms of the Plan shall be subject to such restrictions on their subsequent transfer as shall be necessary or appropriate, in the opinion of counsel for the Sponsor, to comply with applicable Federal and state securities laws, and may bear appropriate legends evidencing such restrictions.

7.6. Death Benefits.

7.6.1. Death Before Distribution Has Begun. Subject to Sections 7.6.3 and 7.7, if the Participant dies before distribution of his Account has begun, his Beneficiary shall receive his entire Account in a cash lump sum as soon as administratively feasible after the Valuation Date coinciding with or next following the Participant’s death.

7.6.2. Death After Distribution Has Begun. Subject to Sections 7.3.2.6, 7.6.3 and 7.7, if the Participant had elected installment payments under Section 7.3.2 and dies before the installment term has been completed, his Beneficiary shall continue to receive distributions in the form and pursuant to the timetable elected by the Participant; provided that if the Participant’s Beneficiary is his surviving spouse, such spouse may elect in accordance with Section 7.6.3 to defer payment or in accordance with Section 7.7 to receive a lump sum distribution of the remaining Account balance. If the spouse elects to receive a lump sum distribution, such distribution shall only be in cash and shall be payable as soon as administratively feasible after the Valuation Date coinciding with or next following the Beneficiary’s election.

7.6.3. Election By Spouse to Defer Benefit Payment. If the Beneficiary is the Participant’s spouse and the Participant’s Account Balance is more than $5,000 on the date of his death, the spouse may elect to defer distribution of the Participant’s benefit until a date not later than December 31 following the date the Participant would have reached age 70 1/2 had he lived.

7.7. Election of Benefit Form. A Participant or Beneficiary who is the Participant’s surviving spouse shall elect a payment option under Section 7.3 by notifying the Committee, in writing, of his election and the proposed date of distribution or timetable for receipt of installment payments. A Beneficiary who is not the Participant’s spouse shall not be entitled to make an election as to the form of benefit payment. If the Beneficiary fails to request payment, payment shall be made in a cash lump sum no later than the Participant’s Required Beginning Date.

7.8. Change of Election. Any Participant or surviving spouse electing a benefit payment option under Section 7.3 may revoke such election and file a new election in writing with the Committee at any time before benefit payments begin. A Beneficiary who is not the Participant’s spouse shall not be entitled to change the form of benefit payment.

7.9. Required Distributions—Code Section 401(a)(9). Distributions under this Article VII shall be made in accordance with section 401(a)(9) of the Code and the regulations thereunder, as generally described in this Section 7.9. The provisions of this Section 7.9 shall override any distribution option otherwise provided in the Plan that is inconsistent with section 401(a)(9) of the Code. With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2002, the Plan shall apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. The preceding sentence shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

7.9.1. Distribution Beginning During Participant’s Life. The Account of the Participant shall be distributed to him:

7.9.1.1. not later than his Required Beginning Date, or

7.9.1.2. beginning not later than his Required Beginning Date and, subject to any shorter period elected under Section 7.3.2, shall be payable over the life of such Participant or over the joint lives of such Participant and his Beneficiary (or over a period not extending beyond the life expectancy of such Participant or the joint life expectancies of such Participant and his Beneficiary); provided, however, that if the Beneficiary is not the Participant’s surviving spouse, such distribution shall be modified in accordance with the minimum incidental death benefit rule of Treas. Reg. §1.401(a)(9)-2.

Life expectancy under this Section 7.9.1 shall be determined under Treas. Reg. §1.72-9. The life expectancy of a Participant and his spouse shall not be recalculated on an annual basis.

7.9.2. Distribution Following Death of a Participant.

7.9.2.1. If the Participant dies after distribution of his Account has begun and before his entire Account has been distributed to him, the remaining portion of his Account shall be distributed at least as rapidly as under the method of distribution in effect on the date of his death.

7.9.2.2. Subject to Section 7.9.2.3, if the Participant dies before distribution of his Account has begun, his entire Account shall be distributed by December 31 of the fifth year after the year of his death, unless the remainder of his Account is payable to a designated Beneficiary over the life of such Beneficiary (or over a period not extending beyond the life expectancy of such Beneficiary) and such distribution begins not later than December 31 of the year after the year of the Participant’s death.

7.9.2.3. If the Beneficiary is the Participant’s spouse, the date on which distributions under Section 7.9.2.2 are required to begin is the date on which the Participant would have reached age 70 1/2 had he lived. If such spouse dies before such distributions begin, distribution shall be made in accordance with Section 7.9.2.2 as if the spouse were the Participant.

Life expectancy under this Section 7.9.2 shall be determined using the Beneficiary’s attained age in the year distributions are required to begin.

7.10. TEFRA 242(b) Elections. Notwithstanding anything in this Article VII to the contrary, in the event a Participant made, and filed with the Committee, a retirement benefit payment election prior to 1984 under section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982, such Participant’s retirement benefit shall be paid to the Participant or his Beneficiary in such form and over such period as the Participant shall have elected. This Section shall not apply in the event such a Participant subsequently revokes such section 242(b) benefit payment election.

7.11. Benefit Transfers.

7.11.1. Eligibility. If one or more distributions from a Participant’s Account constitute an “eligible rollover distribution,” the Participant may elect to have all or a portion (but not less than $500) of the distribution paid directly to an IRA or an “eligible retirement plan.” An “eligible rollover distribution” means any distribution to a Participant of all or any portion of his Account (including his Savings Contribution Account) but excluding any distribution that is one of a series of substantially equal periodic payments made for the life (or life expectancy) of the Participant or joint lives (or joint life expectancies) of the Participant and his Beneficiary or for a specified period of 10 years or more, any distribution required under section 401(a)(9) of the Code, and any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code. An “eligible retirement plan” means a plan qualified under sections 401(a) or 403(a) of the Code, an annuity contract described in section 403(b) of the Code, or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code.

The Participant may not elect to have portions of an eligible rollover distribution paid directly to more than one eligible retirement plan. In addition, the Participant shall not be permitted to elect a direct rollover with respect to eligible rollover distributions that are reasonably expected to total less than $200 during the year.

In the case of a distribution to a non-spouse Beneficiary who is a “designated beneficiary” within the meaning of 401(a)(9)(E) of the Code, an “eligible retirement plan” is an IRA established on behalf of the designated Beneficiary that will be treated as an inherited IRA pursuant to the provisions of 402(c)(11) of the Code. With respect to distributions made after December 31, 2007, other than distributions to a non-spouse Beneficiary, an “eligible retirement plan” shall also include a Roth IRA in accordance with section 408A(e) of the Code.

7.11.2. Procedures. The Committee shall make such payment upon receipt from the Participant of the name of the eligible retirement plan to which such payment is to be made, a representation that the recipient is an IRA or an eligible retirement plan, and such other information and/or documentation as the Committee may reasonably require to make such payment. The Participant’s election to make or not to make a direct rollover with respect to one distribution that is part of a series of payments will apply to all future distributions until the Participant subsequently changes the election.

7.11.3. Failure to Elect. Subject to the cash-out distribution provisions of Section 7.1.2, if the Participant fails to elect whether or not a distribution is to be paid in a direct rollover, the Participant will be deemed to have elected not to have any portion of the distribution paid in a direct rollover.

7.12. Distribution Pursuant to a Qualified Domestic Relations Order. Any benefit payable from a Participant’s Account to an alternate payee (as defined by section 414(p) of the Code) pursuant to the terms of a QDRO, shall, at the alternate payee’s election, provided such election is consistent with the terms of the QDRO, be paid:

7.12.1. in a lump sum as soon as administratively practicable after the determination that the QDRO satisfies the provisions of section 414(p) of the Code, without regard to whether the Participant is then eligible to receive benefits under the Plan; or

7.12.2. at any other time and in any manner permitted by the Plan and the terms of the QDRO, provided that such benefit must be paid, or begin to be paid, no later than the Participant’s Normal Retirement Date.

7.13. Minimum Distribution Requirements Effective January 1, 2003. The provisions of this Section 7.13 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

7.13.1. Precedence. The requirements of this Section 7.13 will take precedence over any inconsistent provisions of the Plan.

7.13.2. Requirements of Treasury Regulations Incorporated. All distributions required under this Section 7.6 will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Code.

7.13.3. Required Beginning Date. The Participant’s entire interest in his Account will be distributed to the Participant no later than the Participant’s Required Beginning Date.

7.13.4. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest in his Account will be distributed no later than as follows:

7.13.4.1. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then distribution to the surviving spouse will be made by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

7.13.4.2. If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary (or if there is no designated Beneficiary), then distribution of the Participant’s interest in his Account will be made by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

7.13.4.3. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distribution to the surviving spouse is made, Section 7.13.4, other than Section 7.13.4.1, will apply as if the surviving spouse were the Participant.

ARTICLE VIII.

WITHDRAWALS DURING EMPLOYMENT.

8.1. In-Service Withdrawals.

8.1.1. Savings Contribution Account. A Participant may at any time, but no more than once each Plan Year, withdraw any part or all of the amount standing to the credit of his Savings Contribution Account. As soon as administratively practicable following the Committee’s receipt of a valid request for withdrawal under this Section, it shall direct the Trustee to pay to the Participant the amount he has elected to withdraw in a single sum. The amount of the withdrawal shall be based on the number of shares of Investment Funds held in the Savings Contribution Account as of the Valuation Date immediately preceding receipt of the request for withdrawal and shall be equal to the net proceeds of liquidation of such shares by the Trustee.

8.1.2. Rollover Contribution Account. A Participant may at any time, but no more than once each Plan Year, withdraw any part or all of the amount standing to the credit of his Rollover Contribution Account. As soon as administratively practicable following the Committee’s receipt of a valid request for withdrawal under this Section, it shall direct the Trustee to pay to the Participant the amount he has elected to withdraw in a single sum. The amount of the withdrawal shall be based on the number of shares of Investment Funds held in the Rollover Contribution Account as of the Valuation Date immediately preceding receipt of the request for withdrawal and shall be equal to the net proceeds of liquidation of such shares by the Trustee.

8.2. Withdrawals After Age 59 1/2. A Participant who is currently employed and has reached age 59 1/ 2 shall be entitled to withdraw any portion of his vested interest in the amount credited to his Account (including any ESOP Account) as of the Valuation Date next following the date he submits a request for such withdrawal to the Committee or its delegate.

8.3. Hardship Withdrawal – Elective Deferral Contribution Account. An eligible Participant may elect to withdraw up to 100% of (A) his Elective Deferral Contributions (and earnings credited on those contributions through December 31, 1988) and catch-up contributions, exclusive of any amount loaned to the Participant under Article IX, and (B) that portion of his Prior Plan Account attributable to elective deferral contributions made by the Participant under the Prior Plan, excluding any earnings on such amount. Such election shall be in writing and submitted to the Committee at such time and in such manner as shall be prescribed by the Committee. A Participant is eligible to make a hardship withdrawal under this Section only if the withdrawal is for a purpose that the Committee determines is a Qualified Emergency, as defined below, and the requirements of Section 8.5 are met. No more than one hardship withdrawal shall be permitted during any 12-month period. A Participant who receives a distribution of Elective Deferral Contributions (including catch-up contributions, if any) on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the Employer for six months after receipt of the distribution. No withdrawals for reasons of hardship may be made from a Participant’s Matching Contribution Account or ESOP Account.

8.4. Definition of Qualified Emergency. As used in this Article VIII, the term “Qualified Emergency” means an immediate and heavy financial hardship of the Participant. The following circumstances, and no others, meet the definition of “Qualified Emergency”:

8.4.1. payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or his spouse, child or dependent (as defined in section 152 of the Code without regard to sections 152(b)(1), (b)(2) and (d)(1)(B));

8.4.2. medical expenses that would otherwise be deductible by the Participant for federal income tax purposes pursuant to section 213(d) of the Code, and are incurred by the Participant, the Participant’s spouse or any dependent of the Participant, or a distribution necessary to obtain medical care described in section 213(d) of the Code (determined without regard to whether the expenses exceed 7.5% of the Participant’s ‘adjusted gross income’);

8.4.3. the purchase or construction (excluding mortgage payments) of the Participant’s principal residence;

8.4.4. the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

8.4.5. payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code without regard to section 152(d)(1)(B));

8.4.6. payment of federal, state or local taxes (and related penalties and interest) after the time such taxes would otherwise be due; provided, however, that the Committee shall, in a uniform and nondiscriminatory manner, examine all of the facts and circumstances related to the payment of such taxes, including: a Participant’s base rate of pay, the amount of the overdue taxes, the tardiness in payment of such taxes, the availability of other sources for payment of such taxes, and other objective factors that the Committee reasonably determines are relevant;

8.4.7. expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of the Participant’s “adjusted gross income”);

8.4.8. payment of expenses described in Sections 8.4.1, 8.4.2 and 8.4.5 incurred on behalf of the Participant’s named Beneficiar(ies) under the Plan; and

8.4.9.any other expense that is deemed to be an immediate and heavy financial need by the Internal Revenue Service.

8.5. Requirements for Hardship Withdrawal. A hardship withdrawal under Section 8.3 shall be permitted only if the following requirements are met:

8.5.1. the distribution does not exceed the amount of the Qualified Emergency expense (including a reasonable amount to enable the Participant to pay taxes and penalties on such withdrawal);

8.5.2. the Participant has obtained all distributions other than hardship withdrawals and all non-taxable loans currently available under all plans maintained by the Employer unless obtaining such a loan would increase the severity of the Participant’s hardship;

8.5.3. the Plan and all other plans maintained by the Employer suspend Elective Deferral Contributions and other contributions by the Participant for at least six months after the receipt of the hardship withdrawal; and

8.5.4. the Plan and all other plans maintained by the Employer provide that the Participant may not make Elective Deferral Contributions for the Participant’s taxable year immediately following the taxable year of the hardship withdrawal in excess of the applicable limit imposed on Elective Deferral Contributions under Section 3.3 for such taxable year, less the amount of the Participant’s Elective Deferral Contributions for the taxable year of the hardship withdrawal.

If the Secretary of the Treasury prescribes additional methods for meeting the requirements for hardship withdrawal, such additional methods shall be incorporated herein by reference.

8.6. Distribution of Amounts Withdrawn. As soon as administratively practicable following the Committee’s receipt of a request for withdrawal and, in the case of a hardship withdrawal request under Section 8.3, its determination that the requirements of Section 8.3 are met, it shall direct the Trustee to pay to the Participant the amount he has elected to withdraw in a cash lump sum. The withdrawal shall be made on a pro-rata basis from all of the Investment Funds. The amount of the hardship withdrawal shall be based on the number of shares of Investment Funds held in the Elective Deferral Contribution Account as of the Valuation Date immediately preceding the request for withdrawal and shall be equal to the net proceeds of liquidation of such shares by the Trustee.

8.7. Qualified Reservist Distributions. A Participant who is currently employed and, by reason of being a reservist or member of the National Guard, is ordered or called to active duty after September 11, 2001 and before December 31, 2007 for a period in excess of 179 days, may withdraw all or any portion of his Elective Deferral Contribution Account and Catch-Up Contribution Account provided that the withdrawal is made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period (a ‘qualified reservist distribution’). A qualified reservist distribution shall be made in accordance with procedures established by the Committee. All distributions under this Section 8.7 shall be determined and made in accordance with section 72(t)(2)(G) and section 401(k)(2)(B)(i)(V) of the Code and the guidance issued thereunder.

ARTICLE IX.

LOANS TO PARTICIPANTS.

9.1. Plan Loans. The Committee may cause the Trustee to lend to any Participant who applies for a loan the amount applied for by the Participant, upon such terms as the Committee may see fit, subject to all of the requirements of this Article. Loans shall be made available from a Participant’s Elective Deferral Contribution Account, Matching Contribution Account, Qualified Non-elective Contribution Account, Rollover Contribution Account, Savings Contribution Account and Prior Plan Account.

9.2. Loan Requirements.

9.2.1. Such loans shall be made available to all Participants, whether or not actively employed by the Employer, subject only to each such Participant’s demonstration, on the basis of uniform and non-discriminatory rules and procedures established by the Committee, of his ability to repay the loan, plus interest. The loan shall be made effective as of the first day of the month following the date of approval of a Participant’s loan request.

9.2.2. The amount of the loan, when added to the outstanding balance of all prior loans to such Participant, shall not exceed the lesser of:

9.2.2.1. $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan immediately before the loan in question was made; or

9.2.2.2. the greater of:

9.2.2.2.1. 50% of the amount in the Participant’s Account that is vested; or

9.2.2.2.2. $10,000.

For the purpose of the borrowing limitations of this Section, all Employers in a controlled group of employers, within the meaning of section 414(b) or section 414(c) of the Code, or a part of an affiliated service group, within the meaning of section 414(m) of the Code, shall be considered as one employer and all of the Defined Benefit Plans and Defined Contribution Plans shall be considered to be a single plan.

9.2.3. The minimum amount of any loan shall be at least $1,000.

9.2.4. Subject to Section 9.3, in no event shall a Participant have more than two loans outstanding at any time.

9.2.5. An amount equal to the principal amount of the loan shall be security for such loan.

9.2.6. The loan shall be repaid, on the basis of substantially level amortization, within five years from the date the loan is made; provided, however, that if the loan proceeds are used to acquire or build a dwelling that is, or will be within a reasonable period of time, the Participant’s principal residence, the term of the loan shall be as determined by the Committee. In the case of a loan to a Participant who is actively employed by the Employer, repayments shall be made by monthly payroll withholding. In the case of a loan to anyone other than a Participant who is actively employed by the Employer, repayments shall be made monthly directly to the Plan by delivery of the payment to the Committee.

9.2.7. The loan shall bear a fixed or variable rate of interest commensurate with the interest rates charged by persons in the business of lending money on a regional basis for loans that would be made under similar circumstances, as determined by the Committee or its delegate from time to time.

Notwithstanding the foregoing, the rate of interest shall be limited to no more than six percent for any period during which a Participant is performing military service in the uniformed services, provided such Participant gives written notice and submits a copy of his or her military orders in accordance with procedures established by the Committee no later than 180 days following his termination or release from military service.

9.2.8. Except as provided in Section 9.2.9, a Participant who fails to make any installment payment due under a Plan loan by the last day of the calendar quarter following the calendar quarter in which the required installment payment was originally due shall be treated as having a deemed distribution equal to the entire outstanding balance of the loan.

9.2.9. A Participant with an outstanding loan whose active service is temporarily interrupted due to a leave of absence, either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments, may suspend loan payments for a period of not longer than one year, provided the loan is repaid by the latest date permitted under section 72(p)(2)(B) of the Code and the installments due after the leave ends (or, if earlier, after the first year of the leave) must not be less than those required under the terms of the original loan.

9.2.10. The loan amount shall be debited against the Participant’s Account on a pro rata basis from all of the Investment Funds held under that Participant’s Account and repayments of principal and interest shall be credited to such Participant’s Account in accordance with the Participant’s current investment election with respect to future contributions.

9.2.11. The Participant shall agree at the time the loan is made that the outstanding principal and interest on the loan at the time the Participant or his Beneficiary receives a distribution under Article VII shall be deducted from the amount otherwise distributable to such Participant or Beneficiary.

9.2.12. No note or other document evidencing any such loan shall be negotiable or otherwise assignable.

9.3. Maximum Number of Loans Permitted. A Participant may only have one loan outstanding at any one time. A Participant may not apply for a second loan to refinance a previous loan.

ARTICLE X. INVESTMENTS.

10.1. Investment Funds. Each Participant shall elect the manner in which his Elective Deferral Contributions, Matching Contributions, Savings Contributions, Qualified Nonelective Contributions and Rollover Contributions, if any, are to be invested from among the Plan’s Investment Funds, which include Stock. Net income, gain or loss with respect to the Investment Funds shall only affect the Accounts invested in each such fund.

10.2. Investment Elections. A Participant may elect to have his Elective Deferral Contributions, Matching Contributions, Savings Contributions, Qualified Non-elective Contributions and Rollover Contributions, if any, invested entirely in one Investment Fund, or he may elect to have such amounts invested in more than one Investment Fund, by making an election with the Committee (or its delegate) or the Trustee in the nondiscriminatory manner then-permitted at the Committee’s discretion (including, if the Committee so chooses, by electronic or telephonic instruction). Subject to the requirements of Section 4.4, such election shall be effective as soon as administratively practicable. A Participant’s election shall specify the percentage of each future contribution or each Account to be invested in an Investment Fund, provided that the percentage to be invested in any one Investment Fund must be equal to 1% or a multiple thereof. Such election shall remain in effect until a new election is made. As soon as administratively feasible after the effective date of an investment election subject to the limitations of Section 4.4, the Trustee shall invest contributions received in accordance with such election. If a Participant fails to make an election from among the available Investment Funds, the amounts contributed to the Participant’s Account shall be invested in the Plan’s default Investment Fund. Appropriate sub-accounts shall be established to reflect a Participant’s investment elections.

10.3. Change of Election. A Participant may change an election of Investment Funds or may elect to transfer existing Account balances, except as limited by Section 10.2, among Investment Funds effective as soon as administratively practicable. The Participant shall direct such change or transfer in such manner as is then-permitted by the Committee or its delegate (including, if the Committee so chooses, by electronic or telephonic instruction) before any payroll period. As soon as administratively feasible after the effective date of a change in an investment election or an election to transfer existing Account balances, subject to the limitations of Section 4.4, the Trustee shall effect such election.

10.4. Voting of Stock. Each Participant in the Plan shall direct the Trustee as to voting of shares of Stock held in his Account in the Trust with respect to all corporate matters upon which the Sponsor’s shareholders are entitled or permitted to vote. At the time proxy materials are forwarded to the Sponsor’s shareholders for each annual or special meeting, the Sponsor shall furnish each Participant who has an Account that includes Stock such proxy materials and a proxy form upon which voting directions may be indicated to the Trustee. Each Participant shall have one vote for each share of Stock credited to his Account. The Trustee shall vote such allocated shares of Stock as instructed by Participants. Allocated shares for which no direction is received shall be voted in the same proportion as allocated shares for which direction is received from Participants. Fractional shares of Stock for which directions are received shall be combined to the extent practicable to reflect Participants’ directions.

10.5. Special Rules for Trading Stock. Notwithstanding anything in the Plan to the contrary, any election by a Participant or Beneficiary to sell, purchase or transfer Stock held under the Plan, including but not limited to Stock held in a Participant’s ESOP Account, shall be subject to the rules and restrictions set forth in the Penn Virginia Corporation Policy Regarding Special Trading Procedures, as revised from time to time.

ARTICLE XI.

TOP-HEAVY PROVISIONS.

11.1. Top-Heavy Requirements. Notwithstanding anything in the Plan to the contrary, for any Plan Year that the Plan is a Top-Heavy Plan, the Plan shall meet the requirements of this Article.

11.2. Minimum Contribution Requirement.

11.2.1. Except as provided in Section 11.2.2, this Plan shall provide a minimum contribution allocation for each Participant who is a Non-Key Employee in an amount equal to at least 3% of such Participant’s Compensation for such Plan Year. In addition, for each Participant who is a Non-Key Employee and who also participates in the Penn Virginia Corporation and Affiliated Companies Employees’ Stock Ownership Plan for a Plan Year during which both plans are top-heavy within the meaning of section 416(g) of the Code, the Employer shall meet the minimum contribution requirements of section 416 for both plans under this Plan.

11.2.2. Unless the Plan is part of a Required Aggregation Group and enables a Defined Benefit Plan that is included in such Required Aggregation Group to satisfy sections 401(a)(4) and 410 of the Code, the percentage minimum contribution required hereunder shall in no event exceed the percentage contribution made for the Key Employee for whom such percentage is the highest for the Plan Year.

11.2.3. The minimum contribution required hereunder shall not be integrated with Social Security benefits and shall be made for each Non-Key Employee who is employed at the end of the Plan Year in question, regardless of whether such Non-Key Employee has been credited with 1,000 Hours of Service in such Plan Year and regardless of such Non-Key Employee’s level of Compensation and whether such Non-Key Employee elected to make contributions under Section 3.1 for such Plan Year.

ARTICLE XII.

PLAN ADMINISTRATION.

12.1. Fiduciary Responsibility. The Plan shall be administered by the Committee, which shall be the Plan’s “named fiduciary” and “administrator,” as those terms are defined by ERISA, and its agent designated to receive service of process. All matters relating to the administration of the Plan, including the duties imposed upon the Plan administrator by law, except those duties relating to the control or management of Plan assets, shall be the responsibility of the Committee. All matters relating to the control and management of Plan assets shall, except to the extent delegated in accordance with the trust agreement, be the sole and exclusive responsibility of the Trustee.

12.2. Appointment and Removal of Committee. The Committee shall consist of at least three persons who shall be appointed and may be removed by the Board of Directors. Persons appointed to the Committee may be, but need not be, employees of the Employer. Any Committee member may resign by giving written notice to the Board of Directors, which notice shall be effective 30 days after delivery. Notwithstanding the foregoing, any Committee member who is an Employee of the Employer shall be deemed to have resigned from the Committee effective upon his termination of employment. A Committee member may be removed by the Board of Directors by written notice to such Committee member, which notice shall be effective upon delivery. The Board of Directors shall promptly select a successor following the resignation or removal of the Committee member, if necessary to maintain a Committee of at least three members.

12.3. Compensation and Expenses of Committee. Members of the Committee who are Employees shall serve without compensation. Members of the Committee who are not Employees may be paid reasonable compensation for services rendered to the Plan. Such compensation, if any, and all ordinary and necessary expenses of the Committee shall be paid by the Fund unless paid by the Sponsor or Participating Employer.

12.4. Committee Procedures. The Committee may enact such rules and regulations for the conduct of its business and for the administration of the Plan as it may deem desirable. The Committee may act either at meetings at which a majority of its members are present or by a writing signed by a majority of its members without the holding of a meeting. Records shall be kept of the actions of the Committee. No member of the Committee who is a Participant in the Plan shall vote upon any matter affecting only his Account. The Committee may appoint a Secretary who need not be a member of the Committee.

12.5. Plan Interpretation. The Committee shall have the authority and responsibility to interpret and construe the Plan and to decide all questions that may arise regarding the rights of Participants thereunder including, without limitation, questions or eligibility for participation, eligibility for benefits, Account balance and the payment and distribution thereof, and shall have the authority to deviate from the terms of the Plan to the extent the Committee shall determine to be necessary or appropriate to operate the Plan in compliance with provisions of applicable law. Any such determinations shall be binding and conclusive upon all interested persons.

12.6. Exclusive Benefit Rule. The Committee shall administer the Plan for the exclusive benefit of Participants and their Beneficiaries.

12.7. Consultants. The Committee may, and to the extent necessary for the preparation of required reports shall, employ accountants, actuaries, attorneys and other consultants or advisors. The fees charged by such accountants, actuaries, attorneys and other consultants or advisors shall be paid by the Fund unless paid by the Participating Employers.

12.8. Method of Handling Plan Funds. No Committee member shall, in his capacity as a Committee member, at any time, handle any assets of the Fund. All payments to the Fund shall be made by the Employee of the Participating Employer charged with that responsibility. Benefit payments from the Fund shall be made by the Trustee.

12.9. Delegation and Allocation of Responsibility. The Committee, by unanimous action in writing, may delegate any Plan administrative responsibility to any employee of the Employer and may allocate any of its responsibilities to one or more members of the Committee. In the event of any such delegation or allocation the Committee shall establish procedures for the thorough and frequent review of the performance of such duties. Persons to whom responsibilities have been delegated may not delegate to others any discretionary authority or discretionary control with respect to the management or administration of the Plan.

12.10. Claims Procedure. The Committee shall administer a claims procedure as follows:

12.10.1. Initial Claim. If a Participant or Beneficiary (“Claimant”) believes that he is entitled to a benefit under the Plan, the Claimant or the Claimant’s authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Committee. Except for benefits paid pursuant to Section 7.1.4, no benefit shall be paid under the Plan until a proper claim for benefits has been submitted.

12.10.2. Procedure for Review. The Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under DOL Reg. §2520.104b-1(c).

12.10.3. Claim Denial Procedure. If a claim is wholly or partially denied, the Committee shall notify the Claimant within a reasonable period of time, but not later than 90 days after receipt of the claim, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

12.10.4. Appeal Procedure. In the case of an adverse benefit determination, the Claimant or his representative shall have the opportunity to appeal to the Committee for review thereof by requesting such review in writing to the Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period shall cause such claim to be permanently denied. The Claimant or his representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed “relevant” to a claim in accordance with DOL Reg. §2560.503-1(m)(8). The Claimant or his representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

12.10.5. Decision on Appeal. The Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim (the relevance of a document, record or other information will be determined in accordance with DOL Reg. §2560.503-1(m)(8)) and (iv) a statement of the Claimant’s right to bring a legal action under section 502(a) of ERISA.

12.11. Litigation. In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant whose appeal with respect to a claim for benefits has been denied, and who desires to commence a legal action with respect to such claim, must commence such action in a court of competent jurisdiction within 90 days of receipt of notification of such denial. Failure to file such action by the prescribed time shall forever bar the commencement of such actions.

ARTICLE XIII.

AMENDMENT AND TERMINATION.

13.1. Amendment. The Plan may be amended at any time and from time to time by the Board of Directors, provided that no amendment shall divest any vested interest of any Participant or Beneficiary, and no amendment shall be effective unless the Plan continues to be for the exclusive benefit of the Participants and their Beneficiaries. In addition, no amendment shall decrease any Participant’s vested interest, eliminate or reduce any benefit subsidy or early retirement benefit, or eliminate any optional form of benefit except in accordance with sections 411(d)(6) and 412(c)(8) of the Code.

13.2. Termination or Partial Termination. While the Sponsor and each other Participating Employer intends to continue the Plan indefinitely, each reserves the right to terminate or partially terminate the Plan at any time as to its Employees. If the Plan is terminated or partially terminated, or if all contributions cease completely, the Fund shall continue to be held for distribution as provided in Article VII or, in the case of a complete termination, shall be distributed as soon as administratively feasible after such termination; provided that the Employer has not established or does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code). No new Participants shall thereafter be admitted to the Plan as new Participants, and neither the Sponsor nor any other Participating Employer shall make further contributions to the Fund.

ARTICLE XIV.

VETERANS’ REEMPLOYMENT RIGHTS.

Notwithstanding any provision of the Plan to the contrary, benefits and service credit with respect to Qualified Military Service shall be provided in accordance with section 414(u) of the Code as summarized below:

14.1. Crediting Service.

14.1.1. An Employee reemployed by the Employer in accordance with Chapter 43 of Title 38 of the United States Code shall be treated as not having incurred a Break in Service with the Employer by reason of such Employee’s period of Qualified Military Service.

14.1.2. Upon reemployment by the Employer in accordance with Chapter 43 of Title 38 of the United States Code, an Employee’s period of Qualified Military Service shall be deemed service with the Employer for purposes of determining the vested percentage of the Employee’s Account.

14.2. Elective Deferral Contributions.

14.2.1. Subject to Section 14.2.2, any Employee who has performed Qualified Military Service and who is entitled to the benefits of Chapter 43 of Title 38 of the United States Code shall be permitted to make additional Elective Deferral Contributions under the Plan during the period which begins on the Employee’s reemployment date with the Employer and has the same length as the lesser of:

14.2.1.1. the product of three and the period of Qualified Military Service which resulted in such rights; and

14.2.1.2. five years.

14.2.2. Notwithstanding any provision of the Plan to the contrary, the maximum amount of Elective Deferral Contributions that an Employee shall be permitted to make pursuant to the preceding subsection shall be the amount of Elective Deferral Contributions that the Employee would have been permitted to make under the Plan in accordance with the limitations of sections 402(g), 404(a) and 415 of the Code during the period of Qualified Military Service if the Employee had continued to be employed by the Employer during such period and had received compensation in accordance with Section 14.4 below. The amount of Elective Deferral Contributions determined under the preceding sentence shall be reduced by any Elective Deferral Contributions actually made by the Employee to the Plan during the period of Qualified Military Service.

14.3. Matching Contributions. Each Participating Employer shall make Matching Contributions with respect to any Elective Deferral Contributions made by an Employee pursuant to the preceding subsection that would have been required had such Elective Deferral Contributions actually been made during the period of such Employee’s Qualified Military Service.

14.4. Compensation. An Employee who is in Qualified Military Service shall be treated as receiving compensation from the Employer during such period of Qualified Military Service equal to:

14.4.1. the compensation the Employee would have received during such period if the Employee were not in Qualified Military Service, determined based on the rate of pay the Employee would have received from the Employer but for absence during the period of Qualified Military Service; or

14.4.2. if the compensation the Employee would have received during such period was not reasonably certain, the Employee’s average compensation from the Employer during the 12-month period immediately preceding the Qualified Military Service (or, if shorter, the period of employment immediately preceding the Qualified Military Service).

14.5. Earnings and Forfeitures. Nothing in this Article XIV shall be construed as requiring:

14.5.1. any crediting of earnings to an Employee with respect to any contribution before such contribution is actually made; or

14.5.2. the allocation of any forfeiture with respect to the period of an Employee’s Qualified Military Service.

ARTICLE XV.

MISCELLANEOUS.

15.1. Merger; Consolidation or Transfer of Assets or Liabilities. The Board of Directors reserves the right to merge or consolidate the Plan with any other defined contribution pension plan qualified under section 401(a) of the Code, or to transfer Plan assets or liabilities to any other defined contribution pension plan qualified under section 401(a) of the Code; provided that the amounts standing to the credit of each Participant’s Account immediately after any such merger, consolidation or transfer of assets or liabilities shall be at least equal to the amounts standing to the credit of the Participant’s Account immediately before such merger, consolidation or transfer.

15.2. Limited Purpose of Plan. The establishment or existence of the Plan shall not confer upon any employee the right to be continued as an employee. The Employer expressly reserves the right to discharge any employee whenever in its judgment its best interests so require.

15.3. Non-alienation. No benefit payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation. This Section shall not preclude the Committee and the Trustee from complying with the terms of a Qualified Domestic Relations Order.

15.4. Facility of Payment. If the Committee, in its sole discretion, deems a Participant or Beneficiary who is entitled to receive any payment hereunder to be incompetent to receive the same by reason of age, illness or any infirmity or incapacity of any kind, the Committee may direct the Trustee to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Committee to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Sponsor, the Participating Employers, the Committee, the Trustee and the Fund to the person for whose benefit the payments are made.

15.5. Impossibility of Diversion. All Plan assets shall be held as part of the Fund, until paid to satisfy allowable Plan expenses or to provide benefits to Participants or their Beneficiaries. It shall be impossible, unless Section 3.7 applies, for any part of the Fund to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries or the payment of the reasonable expenses of the administration of the Plan.

15.6. Unclaimed Benefits. If a Participant or Beneficiary to whom a benefit is payable under the Plan cannot be located following a reasonable effort to so by the Committee, such benefit shall be forfeited but will be reinstated if a claim therefor is filed by the Participant or Beneficiary.

15.7. Construction. The masculine gender includes the feminine and the singular includes the plural, unless the context clearly indicates otherwise.

15.8. Governing Law. Except to the extent such laws are superseded by federal law, the laws of the Commonwealth of Pennsylvania shall govern.

15.9. Contingent Effectiveness of Plan Amendment, Restatement and Renaming. The effectiveness of the Plan, as amended, restated and renamed, including but not limited to the contributions made by the Sponsor and the other Participating Employers, shall be subject to and contingent upon a determination by the District Director of Internal Revenue that the Plan and Trust continue to be qualified under the applicable provisions of the Code. If the District Director determines that the amendment, restatement and renaming adversely affects the qualified status of the Plan or the tax-exempt status of the Fund, then, upon notice to the Trustee, the Board of Directors shall have the right further to amend the Plan or to rescind the amendment, restatement and renaming.

ARTICLE XVI.

ESOP COMPONENT PROVISIONS

16.1. Eligibility; Vesting. A Participant shall be eligible to receive a Company Contribution to his ESOP Account with respect to such calendar year beginning as of the first day of the month following the completion of one Year of Service, regardless of whether the Participant is then-making Elective Deferral Contributions to the Plan; provided, however, that such Participant must be an Employee on December 31 of the Plan Year for which such Company Contribution is made. For purposes of this Article XVI any service rendered for a Participating Employer prior to such Participating Employer becoming part of the controlled group with the Sponsor in accordance with section 414 of the Code shall only be considered service for the Employer beginning on or after the date the Participating Employer becomes part of the controlled group. A Participant shall be 100% vested in his ESOP Account at all times.

16.2. Amount of Company Contribution. The Company Contribution allocated to each eligible Participant’s ESOP Account with respect to a Plan Year shall be equal to the lesser of (a) 2% of the Participant’s Compensation earned on and after the date the Participant becomes eligible in accordance with Section 16.1 hereof for such Plan Year or (b) $2,500. For purposes of this Section 16.2, “Compensation” shall include bonuses.

16.3. Allocation of Stock Contribution. The Company Contribution with respect to any Plan Year shall be allocated as of December 31 of each Plan Year to the ESOP Account of each Participant eligible under Section 16.1.

16.4. Allocation of Dividends. Any cash dividends paid on shares of Stock allocated to a Participant’s ESOP Account and remitted to the Trust Fund shall, at the direction of the Sponsor and prior to the close of the Plan Year in which paid, be:

16.4.1. paid in cash to Participants or their Beneficiaries;

16.4.2. paid to the Plan and distributed in cash to Participants or their Beneficiaries not later than 90 days after the close of the Plan Year in which paid; or

16.4.3. at the election of Participants or their Beneficiaries:

16.4.3.1. paid as provided in Section 16.4.1 or Section 16.4.2; or

16.4.3.2. invested in Stock under the Plan.

If the Sponsor provides an election pursuant to Section 16.4.3 and the Participant or Beneficiary fails to timely submit a completed election, dividends on the Stock in such Participant’s ESOP Account shall be automatically invested in Stock under the Plan.

16.5. Valuation of Stock. If Stock is not readily tradable on an established public market, or if the Trustee determines that such quotations or trading prices do not accurately reflect the market value, the fair market value of the Stock as of the Valuation Date shall be determined by an Independent Appraiser.

16.6. Participant Diversification of Investments. A Participant may elect at any time in writing, in a form prescribed by the Committee, to direct the investment of a whole percentage up to 100% of the value of his ESOP Account in any Investment Funds available under the Plan. In addition, a Participant who is a Qualified Participant as of July 27, 2006 may elect to receive, upon the Qualified Participant’s written consent, all or a portion of his ESOP Account, valued as of the Valuation Date immediately preceding July 27, 2006, as a distribution under the Plan. Any investment or distribution under this Section 16.6 shall be made within 90 days after the Participant’s election.

16.7. Voting of Stock. Each Participant in the Plan shall direct the Trustee as to voting of shares of Stock held in his ESOP Account in the Trust with respect to all corporate matters upon which the Sponsor’s shareholders are entitled or permitted to vote. At the time proxy materials are forwarded to the Sponsor’s shareholders for each annual or special meeting, the Sponsor shall furnish each Participant who has an ESOP Account that includes Stock such proxy materials and a proxy form upon which voting directions may be indicated to the Trustee. Each Participant shall have one vote for each share of Stock credited to his ESOP Account. The Trustee shall vote such allocated shares of Stock as instructed by Participants. Allocated shares for which no direction is received shall be voted in the same proportion as allocated shares for which direction is received from Participants. Fractional shares of Stock for which directions are received shall be combined to the extent practicable to reflect Participants’ directions.

16.8. Option to Have Sponsor Purchase Stock. Any Participant who receives Stock not readily tradable on an established market, and any person who has received Stock not readily tradable on an established market from such a Participant by reason of the Participant’s death or incompetency shall have the right to require the Sponsor to purchase all (but not less than all) Stock received in a distribution from the Participant’s ESOP Account under the Trust for its current fair market value (hereinafter referred to as the “Put Option”). The Put Option may only be exercised by a person described in the preceding sentence and may not be transferred either separately or together with any Stock to any other person. The Put Option shall be subject to the following rules:

16.8.1. The Put Option shall be exercisable only with respect to the entire distribution of Stock received by the Participant (or his Beneficiary or personal representative) from the Participant’s ESOP Account under Trust.

16.8.2. The Put Option shall be exercised by written notice to the Sponsor during the first 60 days after the Stock is distributed by the Plan and again during a 60-day period commencing one year after the Stock is distributed by the Plan, and, if exercised, the Trustee may, in its sole discretion, assume the Sponsor’s rights and obligations with respect to purchasing the Stock for the Plan.

16.8.3. If the Sponsor is required to repurchase Stock distributed to a Participant as part of a distribution of a Participant’s entire ESOP Account within a single taxable year of the Participant, (a) the amount to be paid must be paid in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than 30 days after the exercise of the Put Option described above and not exceeding five years, and (b) there must be adequate security provided and a reasonable rate of interest paid on the unpaid amounts referred to in (a).

16.8.4. If the Sponsor is required to repurchase Stock as part of an installment distribution begun before July 1, 2004, the amount to be paid for the Stock shall be paid not later than 30 days after the exercise of the Put Option described above.

16.8.5. Nothing contained in this Section 16.8 shall be deemed to obligate the Sponsor to register any Stock under any federal or state securities law or to create a public market to facilitate transferability of Stock.

16.8.6. Any Participant who receives Stock not readily tradable on an established market and any person who has received Stock not readily tradable on an established market from such a Participant by reason of the Participant’s death or incompetency shall, prior to any sale or other transfer of the Stock, first offer in writing to sell the Stock to the Sponsor and the Plan at its fair market value.

16.8.7. The restriction described in Section 16.8.6 shall apply to any non-gratuitous transfer, whether voluntary, involuntary, or by operation of law, except that it shall not apply to a transfer either to a Participant’s personal representative or to a qualified financial institution receiving the Stock in a rollover distribution. Either the Sponsor or the Trustee may accept the offer within 14 days after it is delivered.

16.8.8. If a Participant who has received Stock shall have received a bona fide written offer from a prospective buyer in excess of the current fair market value of the Stock, the fair market value of the Stock shall be the amount of the offer; however, the Plan shall not be permitted to purchase the Stock from the Participant.

16.8.9. Any Stock distributed by the Plan from the ESOP Account shall bear a conspicuous legend describing the right of first refusal under this Section 16.8 as well as any other restrictions upon the transfer of the Stock pursuant to the Sponsor’s certificate of incorporation, the Sponsor’s bylaws, or federal or state securities laws and regulations.

16.9. Participant Contributions. No Participant shall be required or permitted to make any contributions to the ESOP Component.

To record the adoption of the amendment, restatement and renaming of the Plan, PENN VIRGINIA CORPORATION has caused authorized officers to affix its corporate name and seal this 21st day of October, 2008.

[CORPORATE SEAL]		PENN VIRGINIA CORPORATION

Attest:	/s/ PATRICK J. UDOVICH	By:	/s/ NANCY M. SNYDER

APPENDIX A

PARTICIPATING EMPLOYERS

Penn Virginia Corporation

Penn Virginia MC Energy L.L.C.

Penn Virginia Oil & Gas Corporation

Penn Virginia Oil & Gas, L.P.

Penn Virginia Resource GP Corp.

APPENDIX B

COMPLIANCE WITH CONTRIBUTION LIMITS FOR

PENN VIRGINIA CORPORATION AND AFFILIATED COMPANIES EMPLOYEES’

PENSION BENEFIT PLANS

This Appendix sets forth the order in which the contributions to the qualified employee pension benefit plans maintained by Penn Virginia Corporation and its Affiliated Companies shall be reduced in the event that the limits on annual allocations provided in section 415 of the Code are exceeded as to any Participant in one or more of the plans.

I.	DEFINITIONS.

1.1. “Employee Stock Ownership Plan” means the Penn Virginia Corporation and Affiliated Companies Employees’ Stock Ownership Plan.

1.2. “401(k) Plan” means the Penn Virginia Corporation and Affiliated Companies Employees’ 401(k) Plan. The following sub-Accounts are maintained for each Participant in the 401(k) Plan:

1.2.1. Elective Deferral Contribution Account, holding the Participant’s pre-tax salary Elective Deferral Contributions; and

1.2.2. Matching Contribution Account, holding the Participating Employer Matching Contributions.

II.	REDUCTION OF CONTRIBUTIONS AND BENEFITS.

The order in which the contributions shall be reduced is as follows:

2.1. First, the Participant’s rate of contributions to his Elective Deferral Contribution Account and Matching Contribution Account in the 401(k) Plan shall be reduced, so that the limits are met; and

2.2. Second, the Participant’s quarterly allocations under the Employee Stock Ownership Plan for the period ending prior to the merger of the Employee Stock Ownership Plan with and into the 401(k) Plan effective July 1, 2004, shall be reduced, so that the limits are met.

Notwithstanding the foregoing, the correction of any excess Annual Additions shall comply with the requirements of the Internal Revenue Service’s Employee Plans Compliance Resolutions System.